UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	58-0678148 (I.R.S. Employer Identification No.)

916 South Burnside Avenue, Gonzales, Louisiana (Address of principal executive offices)	70737 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Share Purchase Rights	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:                                                                                                       (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Registrant’s Common Share Purchase Rights is set forth under Item 1. in the Registrant’s Registration Statement on Form 8-A/A that was filed with the Securities and Exchange Commission on August 13, 2003, which description is supplemented by the discussions under Item 3.03 in the Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 17, 2006 and Item 3.03 in the Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 30, 2006. Each of the foregoing is incorporated herein by reference.
Item 2. Exhibits.
None.
SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROWN CRAFTS, INC.
Date: May 29, 2007	By:	/s/ E. Randall Chestnut
E. Randall Chestnut
President and Chief Executive Officer